UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 20, 2018
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2018, BioRestorative Therapies, Inc. (the "Company") and John M. Desmarais, a director and principal stockholder of the Company, agreed that the due date for the payment of a promissory note held by Mr. Desmarais in the principal amount of $175,000, together with interest thereon, has been extended from December 1, 2018 to December 31, 2019.  Concurrently, the Company agreed with a trust for which Mr. Desmarais and his wife serve as the trustees and which was established for the benefit of Mr. Desmarais' immediately family that the due date for the payment of a promissory note held by the trust in the principal amount of $500,000, together with interest thereon, has also been extended from December 1, 2018 to December 31, 2019.  In consideration of the note extensions by Mr. Desmarais and the trust, the Company agreed to reduce the exercise prices of certain warrants held by Mr. Desmarais for the purchase of an aggregate of 844,444 shares of common stock of the Company from $4.00 per share to $1.50 per share and to extend the expiration date of such warrants from December 31, 2018 to December 31, 2019.

                                                                                                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2018                                               BIORESTORATIVE THERAPIES, INC.

                                           By: /s/
                                            Mark Weinreb
                                            Chief Executive Officer